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
                                                                                                                 NOTE /
                                                                                                                 BOND /
TRUST                                     FUND NAME              CUSIP         ISSUER/ SECURITY DESCRIPTION      EQUITY
Columbia Funds Series Trust I  Columbia Asset Allocation Fund  336433107  First Solar, Inc.                      Equity
Columbia Funds Series Trust I  Columbia Asset Allocation Fund  336433107  First Solar, Inc.                      Equity
Columbia Funds Series Trust I  Columbia Asset Allocation Fund  928563402  VMWARE Inc.                            Equity
Columbia Funds Series Trust I  Columbia Asset Allocation Fund  74955WAJ8  R.H.Donnelley Corp. 8.875% 10/15/2017  Bond
Columbia Funds Series Trust I  Columbia Asset Allocation Fund  552953BC4  MGM Mirage Inc 7.50% 6/01/16           Bond
Columbia Funds Series Trust I  Columbia Asset Allocation Fund  591708102  MetroPCS Communications                Equity
Columbia Funds Series Trust I  Columbia Asset Allocation Fund  591708102  MetroPCS Communications                Equity
Columbia Funds Series Trust I  Columbia Common Stock Fund      591708102  MetroPCS Communications                Equity
Columbia Funds Series Trust I  Columbia Large Cap Growth Fund  336433107  First Solar, Inc.                      Equity
Columbia Funds Series Trust I  Columbia Large Cap Growth Fund  928563402  VMWARE Inc.                            Equity
Columbia Funds Series Trust I  Columbia Large Cap Growth Fund  591708102  MetroPCS Communications                Equity
Columbia Funds Series Trust I  Columbia Liberty Fund           336433107  First Solar, Inc.                      Equity
Columbia Funds Series Trust I  Columbia Liberty Fund           928563402  VMWARE Inc.                            Equity
Columbia Funds Series Trust I  Columbia Liberty Fund           591708102  MetroPCS Communications                Equity


                                                         FACE VALUE
                                                          BOND / #     SHARE     AMOUNT
                                PURCHASE     SELLING      OF SHARES   PRICE/    PAID BY
TRUST                             DATE        BROKER      PURCHASED     PAR       FUND      FYE
Columbia Funds Series Trust I  8/10/2007  Credit Suisse     4,797     95.0000     455,715  9/30
Columbia Funds Series Trust I  8/10/2007  Credit Suisse       380     95.0000      36,100  9/30
Columbia Funds Series Trust I  8/14/2007  J.P. Morgan         797     29.0000      23,113  9/30
Columbia Funds Series Trust I  9/19/2007  J.P. Morgan     185,000    100.0000     185,000  9/30
Columbia Funds Series Trust I   5/8/2007  Citigroup       300,000    100.0000     300,000  9/30
Columbia Funds Series Trust I  4/18/2007  Bear Stearns        544     23.0000      12,512  9/30
Columbia Funds Series Trust I  4/18/2007  Bear Stearns         75     23.0000       1,725  9/30
Columbia Funds Series Trust I  4/18/2007  Bear Stearns      3,103     23.0000      71,369  9/30
Columbia Funds Series Trust I  8/10/2007  Credit Suisse   119,437     95.0000  11,346,515  9/30
Columbia Funds Series Trust I  8/14/2007  J.P. Morgan      19,746     29.0000     572,634  9/30
Columbia Funds Series Trust I  4/18/2007  Bear Stearns     12,858     23.0000     295,734  9/30
Columbia Funds Series Trust I  8/10/2007  Credit Suisse     9,895     95.0000     940,025  9/30
Columbia Funds Series Trust I  8/14/2007  J.P. Morgan       1,629     29.0000      47,241  9/30
Columbia Funds Series Trust I  4/18/2007  Bear Stearns      1,104     23.0000      25,392  9/30